UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2006

Claire's Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	001-08899	59-0940416
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3 S.W. 129th Avenue, Pembroke Pines, Florida		33027
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954-433-3900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2006, as part of our previously announced share repurchase program in November 2005 to repurchase up to $200,000,000 of shares of common stock, Claire's Stores, Inc. ("Claire's") entered into a repurchase plan with Susquehanna Financial Group, LLLP ("Susquehanna"). Pursuant to the plan, Claire's agreed to repurchase up to $31,000,000 worth of shares. From and including May 1, 2006 through June 2, 2006, the trading plan authorizes daily share repurchases equal to the lesser of (a)(i)50,000 shares, (ii) $2,000,000; (b) Rule 10b-18(b)(4)limit(25% of prior 4 weeks ADTV), and (c) 10% of current trading day's volume; provided, that, no shares will be repurchased at a price of more than $35. The plan may be terminated prior to June 2, 2006, subject to the provisions of Appendix A to the plan. The prior repurchase plan for the repurchase of up to $40,000,000 worth of shares entered into with Susquehanna on March 31, 2006 expired on April 28, 2006. Claire's repurchased approximately $9 million worth of shares under the prior repurchase plan with Susquehanna based on trades during such period.

The trading plan, which appears as Exhibit 10.1 to this report, is incorporated by reference in repsonse to Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Not applicalbe

(b)Pro Forma Financial Information.

Not applicable

(c) Exhibits.

See "Exhibit Index."

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire's Stores, Inc.

May 3, 2006	By:	/s/ Ira D. Kaplan

Name: Ira D. Kaplan
Title: Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

10.1	Repurchase Plan